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Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10487), in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-45913 and No. 333-43423) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-58875) of Metal Management, Inc., of our report dated May 28, 1998, appearing in this Form 8-K.



PricewaterhouseCoopers LLP

Chicago, Illinois
October 5, 1998